Exhibit 5.1

August 8, 2013

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

USA

Ladies and Gentlemen:

I am Senior Vice President and Senior Corporate Counsel of NXP Semiconductors N.V. (the “Company”) and am writing this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the registration by the Company of an aggregate of 140,000 shares of common stock, par value EUR 0.20 per share, of the Company (the “Shares”), which may be delivered pursuant to the NXP Semiconductors N.V. Employee Stock Purchase Plan (the “Plan”).

I have examined the Registration Statement, the Plan, the certificate of incorporation of the Company and the articles of association of the Company, which has been filed with the Commission as an exhibit to the Registration Statement. I have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that upon delivery in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

I do not express any opinion herein concerning any law other than the laws of the Netherlands.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Jean Schreurs
Dr. Jean Schreurs